                                                                EXHIBIT 23.10

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-xxxxx) pertaining to the OneMain.com, Inc. 1999 Plan of our report dated January 29, 1999 with respect to the financial statements of Internet Partners of America, LC included in the Registration Statement on Form S-4 (333-77063) and related prospectus of OneMain.com, Inc., filed with the Securities and Exchange Commission.


                                                        /s/ Ernst & Young LLP


Little Rock, Arkansas
June 14, 1999